70 Maxess Road ▪ Melville, NY  11747
631-396-5000 ▪ Fax: 631-396-3016

FOR IMMEDIATE RELEASE

NU HORIZONS ELECTRONICS CORP. REPORTS
FINANCIAL RESULTS FOR THE
SECOND QUARTER AND SIX MONTHS OF FISCAL YEAR 2011

MELVILLE, NY, October 7, 2010 -- Nu Horizons Electronics Corp. (Nasdaq/NM: NUHC), a leading distributor of active and passive electronic components, today reported financial results for the second quarter and six months of fiscal 2011 ended August 31, 2010.

Net sales for the quarter ended August 31, 2010 were $164,130,000 as compared to $156,600,000 for the comparable period last year, an increase of 4.8%.  For the six months ended August 31, 2010, net sales increased to $374,892,000 or 23.2% from $304,360,000 in the comparable period last year.

Excluding Xilinx product sales (i) net sales for the quarter ended August 31, 2010 were $162,461,000 as compared to $107,011,000 for the comparable period last year, an increase of  51.8%; (ii) for the six months ended August 31, 2010, net sales increased to $312,474,000 or 52.2% from $205,262,000 in the comparable period last year; (iii) sequentially, net sales for the quarter ended August 31, 2010 increased $12,448,000 or 8.3%, from $150,013,000 in the first quarter of fiscal 2011; and (iv) sequentially, for the current quarter ended August 31, 2010, revenues grew in all regions: North America was up $7,135,000 (9.1%); Asia was up $3,448,000 (6.1%); and Europe was up $1,865,000 (13.0%).

Net income for the quarter was $1,156,000 or $0.06 per diluted share as compared to net income of $543,000 or $0.03 per diluted share for the second quarter of the prior year.  The net income for the six-month period was $4,530,000 or $0.25 per diluted share compared to a net loss of $401,000 or $(0.02) per share in the prior year.

"In the six months ended August 31, 2010, the Company generated over $21 million of cash from operations and approximately $6.8 million of debt was repaid.  Reflecting our strong balance sheet, at August 31, 2010, the Company had nearly $175 million in working capital, including $20.5 million of cash on hand," added Kurt Freudenberg, Executive Vice President and Chief Financial Officer.

Commenting on the second quarter results and recent developments, Martin Kent, President and Chief Executive Officer of Nu Horizons, stated, "We are pleased to report meaningful progress made in the second fiscal quarter toward our goal of improving profitability.  The Company’s gross margin increased by 10% while our earnings per share improved by 100% in the second quarter as compared with the same period in the prior fiscal year.  However, the most important development occurred after the end of the quarter.   On September 20th, we announced the signing of a definitive agreement for Nu Horizons to be acquired by Arrow Electronics, Inc. in an-all cash transaction for $7.00 per common share.  We believe the acquisition, subject to various approvals and closing conditions, is in the best interest of our shareholders, particularly given the significant premium to be paid for their stock.  Furthermore, we believe the acquisition enhances our competitive position that, in turn, provides benefits to our customers, suppliers and international workforce.  We expect the transaction to close in the fourth quarter of fiscal 2011."

Nu Horizons Electronics Corp. Reports Financial Results for the Second Quarter and Six Months of Fiscal Year 2011 Page	Page 2

Conference Call/Webcast
A conference call to further discuss the second quarter and six months earnings as well as the acquisition of the Company by Arrow Electronics will be held today at 4:30 pm ET.  The conference call may be accessed by dialing 877-407-4019 (international, dial 201-689-8337) and providing the passcode “Nu Horizons”.  Listeners can also access the webcast live through the company's website at www.nuhorizons.com.  The webcast will be archived on the Company’s website for 60 days following the call. An audio replay of the conference call will be available for seven days beginning at 7:30 p.m. Eastern time on October 7, 2010.  The audio replay dial-in number for North America is 877-660-6853 and 201-612-7415 for international callers.  The replay passcodes are Account #374 and Conference ID #356784 (both are required for playback).   A transcript of the call will remain available on the Company's website.

Certain Non-GAAP Financial Information
This press release contains non-GAAP net sales. Exhibit A includes a reconciliation of each non-GAAP net sales presented in this press release to the most directly comparable GAAP net sales. Non-GAAP net sales should not be considered in isolation or as a substitute for comparable GAAP net sales. The non-GAAP net sales we present have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and these non-GAAP net sales should only be used to evaluate our results of operations in conjunction with the corresponding GAAP net sales.

We believe that the non-GAAP net sales we present provide meaningful supplemental information regarding our operating results primarily because items that we do not believe are reflective of our ongoing operating results when budgeting, planning and forecasting, and when assessing the performance of our business with our individual operating segments or our senior management. We believe that the non-GAAP net sales also facilitate the comparison by management and investors of results between periods and among our peer companies. However, those companies may calculate similar non-GAAP net sales differently than we do, limiting their usefulness as comparative measures.

About Nu Horizons Electronics Corp.
Nu Horizons Electronics Corp. is a leading global distributor of advanced technology semiconductor, display, illumination, power and system solutions to a wide variety of commercial original equipment manufacturers (OEMs) and electronic manufacturing services providers (EMS). With sales facilities in 54 locations across North America, Europe and Asia and regional logistics centers throughout the globe, Nu Horizons partners with a limited number of best-in-class suppliers to provide in-depth product development, custom logistics and life-cycle support to its customers. Information on Nu Horizons and its services is available at www.nuhorizons.com.

Nu Horizons Electronics Corp. Reports Financial Results for the Second Quarter and Six Months of Fiscal Year 2011 Page	Page 3

Cautionary Statement Regarding Forward-Looking Statements
Except for historical information contained herein, the matters set forth in this news release are forward-looking statements.  When used in this press release, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to Nu Horizons or its management, identify forward-looking statements.  Such forward-looking statements are based on the current beliefs of Nu Horizons’ management, as well as assumptions made by and information currently available to its management.  Forward-looking statements involve certain risks and uncertainties that could cause actual results to differ from those in the forward looking-statements. Potential risks and uncertainties include such factors as the risk that the acquisition of the Company by Arrow Electronics, Inc. does not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained; the level of business and consumer spending for electronic products; the competitive environment within the electronics industry; the ability of the Company to expand its operations; the financial strength of the Company's customers and suppliers; the cyclical nature of the distributor industry; pricing and gross margin pressures; loss of key customers; the ability to control costs and expenses; the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally; risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002); and risks involving governmental regulation.  Investors are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Such statements reflect our current view with respect to the future and are subject to these and other risks, uncertainties and assumptions relating to Nu Horizons’ financial condition, results of operations, growth strategy and liquidity.  The Company does not undertake any obligation to update its forward-looking statements.

Company Contact:
Kurt Freudenberg
Executive Vice President and Chief Financial Officer
Nu Horizons Electronics Corp.
kurt.freudenberg@nuhorizons.com
631-396-5000

Investor Relations:
Darrow Associates, Inc
Jordan M. Darrow
631-367-1866
jdarrow@darrowir.com

 (Tables Follow)

Nu Horizons Electronics Corp. Reports Financial Results for the Second Quarter and Six Months of Fiscal Year 2011 Page	Page 4

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	August 31, 2010	August 31, 2009	August 31, 2010	August 31, 2009

NET SALES	$164,130,000	$156,600,000	$374,892,000	$304,360,000

COSTS AND EXPENSES:
Cost of sales	138,189,000	134,125,000	318,859,000	260,846,000
Selling, general and administrative expenses	23,239,000	22,852,000	48,156,000	44,545,000
	161,428,000	156,977,000	367,015,000	305,391,000

OPERATING INCOME (LOSS)	2,702,000	(377,000)	7,877,000	(1,031,000)

OTHER EXPENSE (INCOME)
Interest expense	853,000	270,000	1,513,000	693,000
Interest income	(71,000)	(7,000)	(83,000)	(10,000)
	782,000	263,000	1,430,000	683,000

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES AND NONCONTROLLING INTEREST	1,920,000	(640,000)	6,447,000	(1,714,000)

Provision (benefit) for income taxes	611,000	(1,253,000)	1,597,000	(1,414,000)

CONSOLIDATED NET INCOME (LOSS)	1,309,000	613,000	4,850,000	(300,000)

Net income attributable to noncontrolling interest	153,000	70,000	320,000	101,000

NET INCOME (LOSS) ATTRIBUTED TO NU HORIZONS ELECTRONICS CORP.	$1,156,000	$543,000	$4,530,000	$(401,000)

NET INCOME (LOSS) PER COMMON SHARE ATTRIBUTABLE TO NU HORIZONS ELECTRONICS CORP.

Basic	$.06	$.03	$.25	$(.02)

Diluted	$.06	$.03	$.25	$(.02)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	18,147,113	18,103,244	18,139,793	18,095,668
Diluted	18,299,469	18,156,640	18,283,177	18,095,668

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Nu Horizons Electronics Corp. Reports Financial Results for the Second Quarter and Six Months of Fiscal Year 2011 Page	Page 5

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS

	August 31, 2010	February 28, 2010
	(unaudited)
- ASSETS -
CURRENT ASSETS:
Cash	$20,508,000	$6,632,000
Accounts receivable – net of allowance for doubtful accounts of $3,133,000 and $3,659,000 as of August 31, 2010 and February 28, 2010, respectively	112,774,000	131,883,000
Inventories	105,880,000	117,377,000
Deferred tax asset	375,000	434,000
Prepaid expenses and other current assets	3,986,000	7,095,000

TOTAL CURRENT ASSETS	243,523,000	263,421,000

PROPERTY, PLANT AND EQUIPMENT – NET	4,510,000	4,924,000

OTHER ASSETS:
Goodwill	2,308,000	2,308,000
Intangibles – net	3,235,000	3,404,000
Other assets	2,126,000	2,087,000

TOTAL ASSETS	$255,702,000	$276,144,000

- LIABILITIES AND EQUITY -
CURRENT LIABILITIES:
Accounts payable	$57,494,000	$78,791,000
Accrued expenses	9,102,000	7,696,000
Bank debt	135,000	4,192,000
Income taxes payable	2,328,000	1,746,000

TOTAL CURRENT LIABILITIES	69,059,000	92,425,000

LONG TERM LIABILITIES
Bank debt	32,218,000	35,000,000
Other long term liabilities	3,514,000	3,355,000
TOTAL LONG TERM LIABILITIES	35,732,000	38,355,000

COMMITMENTS AND CONTINGENCIES

EQUITY:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $.0066 par value, 50,000,000 shares authorized; 18,512,982 and 18,549,305 shares issued and outstanding as of August 31, 2010 and February 28, 2010, respectively	122,000	122,000
Additional paid-in capital	58,085,000	57,227,000
Retained earnings	89,619,000	85,089,000
Other accumulated comprehensive income	80,000	240,000
Total Nu Horizons stockholders' equity	147,906,000	142,678,000
Noncontrolling interest	3,005,000	2,686,000
TOTAL EQUITY	150,911,000	145,364,000

TOTAL LIABILITIES AND EQUITY	$255,702,000	$276,144,000

Nu Horizons Electronics Corp. Reports Financial Results for the Second Quarter and Six Months of Fiscal Year 2011 Page	Page 6

EXHIBIT A

NU HORIZONS ELECTRONICS CORP. AND SUBSIDIARIES
Reconciliation of Non-GAAP to GAAP Sales

Quarterly Sales Analysis (Excluding Xilinx Product Sales)
($ in Thousands)

	FY 2011
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$164,763	52.7	$85,949	52.9	$78,814	52.5
Asia	117,178	37.5	60,313	37.1	56,865	37.9
Europe	30,533	9.8	16,199	10.0	14,334	9.6
Total sales excluding Xilinx products	312,474	100.0	162,461	100.0	150,013	100.0
Xilinx product sales	62,418		1,669		60,749
Total GAAP sales	$374,892		$164,130		$210,762

	FY 2010
	YTD	% of Total	Q2	% of Total	Q1	% of Total
North America	$119,727	58.3	$62,380	58.3	$57,347	58.3
Asia	64,609	31.5	34,471	32.2	30,138	30.7
Europe	20,926	10.2	10,160	9.5	10,766	11.0
Total sales excluding Xilinx products	205,262	100.0	107,011	100.0	98,251	100.0
Xilinx product sales	99,098		49,589		49,509
Total GAAP sales	$304,360		$156,600		$147,760